Exhibit 99.1

October 6, 2008

Eric’s Universe
2590 Brighton-Henrietta Townline Road
Rochester, NY 14623-2712

RE: Amendment to Amendment No. 1 to Asset Purchase Agreement

Dear Eric and Neil Bauman:

This letter shall evidence the agreement among ZVUE Corporation (f/k/a Handheld Entertainment, Inc.), a Delaware corporation (“Parent”), eBaum’s World, Inc. (f/k/a EBW Acquisition, Inc.), a Delaware corporation (“Purchaser”), and Eric’s Universe (f/k/a eBaum’s World, Inc.), a New York corporation (“Seller”) with respect to certain matters regarding the Asset Purchase Agreement, dated as of August 1, 2007, among Parent, Purchaser and Seller (the “APA”), as amended by Amendment No. 1 to the APA, dated as of July 20, 2008 (“Amendment No.1”). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in the APA, as amended by Amendment No.1.

1. Notwithstanding anything to the contrary in the APA, as amended by Amendment No.1, unless and until Parent has obtained stockholder approval for such issuance in accordance with NASDAQ Marketplace Rule 4350(i), Parent shall not issue any Parent Common Stock to Seller that would not have been required to be issued by Parent to Seller by the APA without giving effect to Amendment No.1 (any “Additional Parent Common Stock”).

2. In lieu of any issuance of Additional Parent Common Stock that would have been required by the APA, as amended by Amendment No.1, but for Paragraph 1 of this letter agreement (any “Prohibited Additional Stock”), Purchaser shall issue a promissory note in favor of Seller, in form identical to the Earn Out Promissory Note, in principal amount equal to the aggregate dollar value of such Prohibited Additional Stock, based upon the same valuation as set forth for such Additional Parent Common Stock in the APA, as amended by Amendment No. 1.

[Signature page follows immediately]

612 Howard St., Suite 600, San Francisco, CA 94105
Phone: 415 495.6470 Fax: 415 495-7708

Please confirm your agreement with the foregoing by signing and returning one copy of this letter agreement to Parent, whereupon this letter agreement shall become a binding agreement of Parent, Purchaser and Seller.

ZVUE CORPORATION

By:	/s/ Ulysses S. Curry
Ulysses S. Curry Chairman and Interim CEO

EBAUM’S WORLD, INC.

By:	/s/ Ulysses S. Curry
Ulysses S. Curry Authorized Officer

Accepted and agreed to, as of
the 6th day of October, 2008

ERIC’S UNIVERSE, INC.

By:	/s/ Neil Bauman
Name: Neil Bauman Title: EVP

612 Howard St., Suite 600, San Francisco, CA 94105
Phone: 415 495.6470 Fax: 415 495-7708